Contact:
Shelley Boxer, V.P. Finance
MSC Industrial Direct Co., Inc.
(516) 812-1216

Investor Relations: Eric Boyriven/Lindsay Hatton
Press: Scot Hoffman/Jason Rando
FD Morgen-Walke
(212) 850-5600

FOR IMMEDIATE RELEASE
---------------------

                     MSC INDUSTRIAL DIRECT CO., INC. REPORTS
                       FISCAL 2003 SECOND QUARTER RESULTS
        - - REVENUES RISE 7.6%, DRIVING 50.4% INCREASE IN NET INCOME - -
            - - FREE CASH FLOW OF $7.3 MILLION DURING THE PERIOD - -

MELVILLE, NY, APRIL 3, 2003 - MSC INDUSTRIAL DIRECT CO., INC. (NYSE: MSM), "MSC," one of the premier distributors of MRO supplies to industrial customers throughout the United States, today reported financial results for its second fiscal quarter ended March 1, 2003.

For the fiscal 2003 second quarter, net sales were $209.6 million, an increase of 7.6% over net sales of $194.8 million in the second quarter of fiscal 2002. Fiscal 2003 second quarter net income increased 50.4% to $12.8 million, or $0.19 per diluted share, versus net income of $8.5 million, or $0.12 per diluted share in the year ago period.

Net sales for the first six months of fiscal 2003 rose 9.6% to $420.3 million, compared to net sales of $383.6 million in the first six months of last year. Net income for the six-month period was $25.2 million, or $0.37 per diluted share, an increase of 53.8% over net income of $16.4 million, or $0.23 per diluted share a year ago.

"Our results for the fiscal second quarter reflect continued excellent operational execution that demonstrates the leverage inherent in our business," said Mitchell Jacobson, Chairman & Chief Executive Officer. "Despite the timing of the holidays and the impact of tough weather conditions in certain of our markets, we were able to deliver sales growth and strong profitability improvements that surpassed our internal plan. Through a combination of modest price increases, favorable product mix, purchasing power and higher than expected vendor rebates, we achieved a 160 basis point increase in gross margins, which rose to 45.3%. The result was a conversion of 42% of incremental revenues into operating income, well ahead of our stated leverage goal of 25%."

During the quarter, MSC also maintained its commitment to financial strength. The Company generated free cash flow of $7.3 million, while cash reserves at the end of the period increased to $73.9 million.

                                    - MORE -

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2003 SECOND QUARTER
RESULTS                                                               PAGE - 2 -

Mr. Jacobson concluded, "While we did not see clear signs of economic recovery during the period, MSC was able to leverage our financial strength, broad product offerings and commitment to customer service to gain market share and generate revenue and profitability growth. Although we are confident in our ability to continue the strong execution of our operating strategy and gain market share, the continued uncertain outlook for the industrial sector and the apparent effect of the war in Iraq on some of our customers' purchasing decisions have combined to impact our ability to project revenue levels, and therefore provide financial guidance for the third quarter of fiscal 2003. After adjusting for the timing of the 2002 Easter holiday, which occurred in March last year, fiscal 2003 third quarter revenues to date reflect a growth rate of approximately 4.0% versus this time a year ago. However, we have seen a slowing of momentum throughout the second fiscal quarter as well as March, and a drop-off in orders when the Iraq conflict began. We expect gross margins for the third quarter to decrease slightly from second quarter levels to approximately 45%, and expect approximately $76 million in fiscal 2003 third quarter operating expenses as we maintain the levels of service our customers have come to expect from us."

The management of MSC will host a conference call today at 11:00 a.m. Eastern Time to review the second quarter of fiscal 2003 results and to comment on current operations. The call may be accessed via the Internet at:
http://www.mscdirect.com.

MSC Industrial Direct (NYSE: MSM) is one of the premier distributors of MRO supplies to industrial customers throughout the United States. MSC distributes more than 500,000 industrial products from more than 2,500 suppliers to more than 330,000 customers. In-stock availability exceeds 99% and standard ground delivery is next day to 80% of the industrial United States. MSC reaches its customers through a combination of more than 35 million direct-mail catalogs and CD-ROMs, 90 branch sales offices, more than 450 sales people, the Internet and associations with some of the world's most prominent B2B e-commerce portals.

CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. Statements on this Press Release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that the Company expects, believes or anticipates will or may occur in the future shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events, actual results and performance, financial and otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only of the date hereof. The Company undertakes no obligation to release publicly any revisions to these forward looking statements that may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include general economic and business conditions, changes in customer preferences, competition, changes in business strategy, availability of products, acts of war or terrorism, and various other risk factors listed from time to time in the Company's SEC reports.

                                 (Tables Follow)

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2003 SECOND QUARTER
RESULTS                                                               PAGE - 3 -



                         MSC INDUSTRIAL DIRECT CO., INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                      -------------------------------------
                                 (In thousands)

                                                                                       March 1,                  August 31,
                                                                                         2003                       2002
                                                                                         ----                       ----
                                                                                      (Unaudited)                 (Audited)
                                          ASSETS
Current Assets:
       Cash and cash equivalents                                                      $      73,888            $        59,978
       Accounts receivable, net of allowance for
          doubtful accounts                                                                  99,513                     94,322
       Inventories                                                                          215,764                    205,563
       Prepaid expenses and other current assets                                              7,558                      6,690
       Deferred income taxes                                                                  2,185                      4,339
                                                                                    ---------------            ---------------
           Total current assets                                                             398,908                    370,892
                                                                                    ---------------            ---------------
Property, Plant and Equipment, net                                                          108,896                    112,721
                                                                                    ---------------            ---------------
Other Assets:
     Goodwill                                                                                63,202                     63,202
     Other                                                                                   11,408                     16,133
                                                                                    ---------------            ---------------
                                                                                             74,610                     79,335
                                                                                    ---------------            ---------------
Total Assets                                                                        $       582,414            $       562,948
                                                                                    ===============            ===============

                           LIABILITIES AND SHAREHOLDERS' EQUITY
Current Liabilities:
     Accounts payable                                                               $        37,836            $        31,561
     Accrued liabilities                                                                     28,587                     39,858
     Current portion of long-term notes payable                                                 225                        213
                                                                                    ---------------            ---------------
           Total current liabilities                                                         66,648                     71,632
Long-term notes payable                                                                       1,194                      1,308
Deferred income tax liability                                                                15,092                     15,329
                                                                                    ---------------            ---------------
           Total liabilities                                                                 82,934                     88,269
Shareholders' Equity:
     Class A common stock                                                                        39                         38
     Class B common stock                                                                        32                         32
     Additional paid-in capital                                                             255,449                    253,564
     Retained earnings                                                                      308,180                    283,348
     Treasury stock, at cost                                                                (64,220)                   (62,303)
                                                                                    ---------------            ---------------
           Total shareholders' equity                                                       499,480                    474,679
                                                                                    ---------------            ---------------
Total Liabilities and Shareholders' Equity                                          $       582,414            $       562,948
                                                                                    ===============            ===============


MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2003 SECOND QUARTER
RESULTS                                                               PAGE - 4 -


                         MSC INDUSTRIAL DIRECT CO., INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)
                      (In thousands, except per share data)

                                                     Thirteen Weeks Ended                        Twenty-Six Weeks Ended
                                              -----------------------------------          -----------------------------------
                                                  March 1,          March 2,                   March 1,          March 2,
                                                    2003              2002                       2003              2002
                                              ---------------     ---------------          --------------       -------------

Net sales                                           $ 209,633         $ 194,791                  $ 420,325         $ 383,643

Cost of goods sold                                    114,671           109,674                    230,846           216,258
                                                   -----------       -----------                -----------       -----------
       Gross profit                                    94,962            85,117                    189,479           167,385

Operating expenses                                     74,944            71,387                    149,091           140,727
                                                   -----------       -----------                -----------       -----------

       Income from operations                          20,018            13,730                     40,388            26,658
                                                   -----------       -----------                -----------       -----------

Other Income:

    Interest income, net                                  196               227                        445               366

    Other income, net                                      37                54                         47                97
                                                   -----------       -----------                -----------       -----------

Total other income                                        233               281                        492               463
                                                   -----------       -----------                -----------       -----------

       Income before provision
       for income taxes                                20,251            14,011                     40,880            27,121

Provision for income taxes                              7,499             5,534                     15,647            10,712
                                                   -----------       -----------                -----------       -----------

       Net income                                   $  12,752          $  8,477                  $  25,233         $  16,409
                                                   ===========       ===========                ===========       ===========

Per Share Information:
  Net income per common share:

    Basic                                             $   0.19          $   0.12                  $    0.38         $    0.24
                                                   ===========       ===========                ===========       ===========

    Diluted                                           $   0.19          $   0.12                  $    0.37         $    0.23
                                                   ===========       ===========                ===========       ===========

Weighted average shares used in computing
net income per common share
    Basic                                              66,532            69,012                      66,525           68,821
                                                   ===========       ===========                ===========       ===========

    Diluted                                            68,117            71,429                      67,358           70,838
                                                   ===========       ===========                ===========       ===========

MSC INDUSTRIAL DIRECT CO., INC. REPORTS FISCAL 2003 SECOND QUARTER
RESULTS                                                               PAGE - 5 -


                         MSC INDUSTRIAL DIRECT CO., INC.
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)
                                 (In thousands)

                                                                                  Twenty-Six Weeks Ended
                                                                         -------------------------------------------
                                                                            March 1,                   March 2,
                                                                              2003                      2002
                                                                         -----------------        ------------------

Cash Flows from Operating Activities:

Net income                                                                    $  25,233                 $  16,409
                                                                         -----------------        ------------------
Adjustments to reconcile net income to net cash provided by operating activities:

     Depreciation and amortization expense                                        7,674                     7,648
     Provision for doubtful accounts                                                857                     1,432
     Deferred income taxes                                                        1,917                        42
     Stock option income tax benefit                                                630                       567

     Changes in operating assets and liabilities:

         Accounts receivable                                                     (6,048)                      722
         Inventories                                                            (10,201)                   22,802
         Prepaid expenses and other current assets                                 (868)                   (2,019)
         Other assets                                                             4,725                     5,220
         Accounts payable and accrued liabilities                                (4,996)                   (6,751)
                                                                         -----------------        ------------------

     Total adjustments                                                           (6,310)                   29,663
                                                                         -----------------        ------------------

              Net cash provided by operating activities                           18,923                   46,072
                                                                         -----------------        ------------------

Cash Flows from Investing Activities:
    Expenditures for property, plant and
equipment                                                                        (3,849)                   (3,673)
                                                                         -----------------        ------------------

              Net cash used in investing activities                                                        (3,673)
                                                                                 (3,849)
                                                                         -----------------        ------------------

Cash Flows from Financing Activities:

   Purchases of treasury stock                                                   (2,958)                        -
   Proceeds from sale of common stock in connection with associate
       stock purchase plan                                                          640                       606
   Proceeds from exercise of common stock options                                 1,256                     7,118
   Net repayments of notes payable                                                 (102)                     (104)
                                                                         -----------------        ------------------

              Net cash (used in) provided by financing activities                (1,164)                    7,620
                                                                         -----------------        ------------------

Net increase in cash and cash equivalents                                        13,910                    50,019

Cash and cash equivalents - beginning of period                                  59,978                    12,466
                                                                         -----------------        ------------------

Cash and cash equivalents - end of period                                     $  73,888                 $  62,485
                                                                         =================        ==================

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest                                                               22                        22

Cash paid for income taxes                                                       15,549                     7,970

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